UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2003

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item 12. Earnings Release

On April 7, 2003, Unizan Financial Corp. issued a release announcing that the company’s earnings for the first quarter and full-year 2003 will be impacted by continued net interest margin compression, a non-cash write-down of the carrying value of its mortgage servicing rights (MSR) asset, and an impairment charge related to goodwill.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

99 Text of Unizan Financial Corp. release dated April 7, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2003	UNIZAN FINANCIAL CORP.

	By:	/s/ James J. Pennetti

	Its:	EVP & Chief Financial Officer

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